UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2008

GEOCOM RESOURCES INC.

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49621

(Commission File Number)

98-0349734

(IRS Employer Identification No.)

413-114 West Magnolia, Bellingham, WA 98225

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 360-392-2898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On November 12, 2008, we engaged new auditors as our independent accountants to audit our financial statements. Our Board of Directors approved the change of accountants to Maddox Ungar Silberstein, PLLC. Accordingly, we dismissed PricewaterhouseCoopers LLP, on November 12, 2008. The reason for our dismissal of PricewaterhouseCoopers LLP is that we have unpaid fees owing to them at June 30, 2008 and as we were unable to satisfy payment of these fees prior to commencement of the audit for the year ended June 30, 2008. As such, PricewaterhouseCooper LLP was unable to perform an audit due to the independence rules of the SEC and the PCAOB.

During our most recent fiscal year, and any subsequent interim periods preceding the change in accountants, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by PricewaterhouseCoopers LLP, for the last fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals except that PricewaterhouseCoopers LLP, expressed in their report substantial doubt about our ability to continue as a going concern.

We provided PricewaterhouseCoopers LLP with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report, and if not, stating the aspects with which they do not agree. A copy of the letter provided from PricewaterhouseCoopers LLP dated November 19, 2008 is filed as Exhibit 16.1 to this Current Report.

We have engaged the firm of Maddox Ungar Silberstein, PLLC, as of November 12, 2008. Maddox Ungar Silberstein, PLLC was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01.	Financial Statements and Exhibits.

(c) EXHIBITS

16.1	Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES INC.

/S/ John Hiner

John Hiner

President and Director

Date:	November 14, 2008